Exhibit 10.51
Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
SENIOR ADVISOR SERVICES AGREEMENT
This Senior Advisor Services Agreement (the “Agreement”) is entered into this 5th day of May 2008 (the “Effective Date”) by and between Mark Foster (“Senior Advisor”), having a residence at [* * *], and NeuStar, Inc. (“NeuStar”), a Delaware company having a place of business at 46000 Center Oak Plaza, Sterling, VA 20166 (each a “Party” and collectively the “Parties”).
1. SCOPE OF SERVICES
Acting as an independent senior advisor, and not as an employee of NeuStar, Senior Advisor shall provide NeuStar the consulting services (the “Services”) set forth in one or more consecutively numbered statements of work, the first of which is attached hereto as Attachment A, each of which shall be subject to the terms and conditions of this Agreement and shall be deemed incorporated herein by reference upon mutual execution and delivery by the Parties (each, a “SOW”). Senior Advisor shall use best efforts in performing the Services in a professional and timely manner, using the highest degree of skill, diligence and expertise.
2. COMPENSATION
NeuStar shall make payment to Senior Advisor for Services performed as set forth hereunder at the rate set forth in the applicable SOW. In addition, when requested and authorized by NeuStar in writing in advance, NeuStar shall reimburse Senior Advisor for reasonable travel expenses and other reasonable costs incurred in providing his Services hereunder. NeuStar shall make such payment in arrears within thirty (30) days of NeuStar’s receipt of Senior Advisor’s monthly invoice, which shall include an itemized account of Services and reimbursable expenses, together with all original receipts relating to the approved reimbursable expenses, if any, and a valid purchase order number from NeuStar relating to the Services described on the invoice; provided that NeuStar shall not be obligated to remit payment (a) if the invoice is not complete, or (b) for any portion of the invoice which NeuStar disputes in good faith.
All invoices from the Senior Advisor shall be addressed as set forth below in this section:
NeuStar, Inc.
4600 Center Oak Plaza
Sterling, VA 20166
Attn: Accounts Payable
3. ADHERENCE TO SAFETY AND SECURITY REQUIREMENTS
Senior Advisor shall be responsible for observing NeuStar rules, regulations and policies concerning NeuStar’s place of business (the “Premises”), including but not limited to safety regulations and security requirements. Senior Advisor shall also work in harmony with NeuStar employees, agents, contractors and other advisors. In the event that NeuStar determines that Senior Advisor is failing to observe such rules or work in such manner, NeuStar may request that Senior Advisor leave the Premises. Upon receipt of such request, Senior Advisor shall leave the Premises promptly.
4. CONFIDENTIAL INFORMATION
     (a) In performing the Services, Senior Advisor may receive from NeuStar, or Senior Advisor may observe, certain confidential and proprietary information. “Confidential Information” means all information, whether of a technical, business or any other nature, disclosed in any manner, whether verbally, electronically, visually or in a written or other tangible form, which is either identified as

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
confidential or proprietary or which should be reasonably understood to be confidential or proprietary in nature with respect to NeuStar, its affiliates or third parties. Confidential Information shall also include (i) the terms and conditions of this Agreement (including without limitation the nature and/or substance of the Services), and (ii) all information or work product (including any deliverables) of any kind obtained or developed by Senior Advisor as a result of the Services performed hereunder.
     (b) Confidential Information does not include any information that (i) is now or subsequently becomes publicly available without breach of this Agreement, (ii) can be demonstrated to have been lawfully known to Senior Advisor at the time of its receipt from NeuStar, (iii) is rightfully received by Senior Advisor from a third-party who, to Senior Advisor’s knowledge, did not acquire or disclose such information by a wrongful or tortious act, or (iv) can be shown by documentation to have been independently developed by Senior Advisor without reference to any Confidential Information.
     (c) Except as set forth in paragraph 4(e) below, Senior Advisor shall (i) keep NeuStar’s Confidential Information in strict confidence, and (ii) not disclose any of NeuStar’s Confidential Information to anyone without NeuStar’s prior written consent. Senior Advisor shall not use, or permit others to use, Confidential Information for any purpose other than for performing the Services.
     (d) Senior Advisor shall take all reasonable measures to avoid disclosure, dissemination or unauthorized use of NeuStar’s Confidential Information, including, at a minimum, those measures Senior Advisor takes to protect his own Confidential Information of a similar nature, which shall not be less than the care a reasonable person would use under similar circumstances.
     (e) If required to disclose NeuStar’s Confidential Information pursuant to applicable federal, state or local law, regulation, court order, or other legal process, Senior Advisor shall give NeuStar prior written notice of such required disclosure and, to the extent reasonably possible, give NeuStar an opportunity to contest such required disclosure at NeuStar’s expense.
     (f) Senior Advisor shall notify NeuStar immediately in the event Senior Advisor learns of any unauthorized possession, use or knowledge of NeuStar’s Confidential Information or materials containing such Confidential Information, and will cooperate with NeuStar in any proceeding against any third parties necessary to protect NeuStar’s rights with respect to the Confidential Information.
     (g) NeuStar, or the relevant third party, as the case may be, retains all right, title and interest in and to its Confidential Information, including any intellectual property rights thereof, and Senior Advisor shall have no rights, by license or otherwise, to use or disclose Confidential Information except as otherwise expressly provided herein.
     (h) Disclosure or use of NeuStar’s Confidential Information in violation of this Agreement could cause irreparable harm to NeuStar for which monetary damages may be difficult to ascertain or are an inadequate remedy. Therefore, NeuStar shall have the right, in addition to its other rights and remedies, to seek and obtain injunctive relief for any violation of this Agreement.
5. INTELLECTUAL PROPERTY
     (a) All right, title and interest in and to the intellectual property rights in the work product developed hereunder hereby vests solely and exclusively in NeuStar. To the extent possible, all work product shall be considered “work done for hire.” In no event shall this Agreement grant by implication a license to any intellectual property rights, except as otherwise expressly authorized and agreed. For the purposes of this Agreement, intellectual property rights shall mean all those rights and interests, whether by statute or under common law, relating to copyrights, patents, trademarks, trade secrets, or any similar

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
rights.
     (b) To the extent, if any, that ownership of the work product does not automatically vest in NeuStar by virtue of this Agreement or otherwise, Senior Advisor hereby transfers and assigns to NeuStar all rights, title and interest that Senior Advisor may have in and to any work product developed under this Agreement. Senior Advisor shall assist and cooperate with NeuStar in all reasonable respects and shall execute documents, give testimony and take further acts as reasonably requested by NeuStar to acquire, transfer, maintain and enforce any intellectual property rights and other legal protection for the work product.
6. LIMITATION OF LIABILITY
IN NO EVENT SHALL NEUSTAR BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES FOR ANY VIOLATIONS OF, OR CAUSES OF ACTION RELATING TO OR ARISING FROM, THIS AGREEMENT, EVEN IF SENIOR ADVISOR HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE LIABILITY OF NEUSTAR UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNT PAID UNDER THIS AGREEMENT.
7. TERMINATION
     (a) Either Party may terminate this Agreement, or any SOW, at its convenience upon written notice of thirty (30) calendar days.
     (b) Either Party may terminate this Agreement, or any SOW, for a material breach by the other Party of the terms and conditions of this Agreement or the relevant SOW, which breach has not been cured within fourteen (14) calendar days after written notice of such breach to the breaching Party, or if such breach is not capable of being cured within said cure period, then such termination shall be effective upon receipt of the notice of termination by the breaching Party.
     (c) NeuStar may terminate this Agreement, or any SOW, upon written notice of ten (10) calendar days, if NeuStar in good faith determines that any other employment or material consulting activities undertaken or to be undertaken by Senior Advisor will materially interfere with Senior Advisor’s ability to timely and adequately perform the Services hereunder (or thereafter they so interfere) and Senior Advisor performs such activities (or does not cease such activities within 10 days) after being so notified.
     (d) Termination or expiration of this Agreement refers to the termination of all the Parties’ respective commitments and obligations hereunder from and after the date of termination, but does not relieve the Parties of their obligations incurred prior to the date of termination or expiration. The termination of this Agreement shall serve to terminate all existing SOWs. Unless otherwise provided, termination or expiration of a SOW shall not operate to terminate this Agreement or any other SOW.
     (e) Promptly upon termination or expiration, Senior Advisor shall inform NeuStar of the extent to which performance has been completed through the date of termination or expiration, wind up his work in a commercially reasonable manner, preserve items of value created prior to termination, and deliver to NeuStar all work in progress. Senior Advisor shall not commit to any further expenditure unless he first obtains NeuStar’s prior written approval.
     (f) Promptly upon termination or expiration, Senior Advisor shall invoice NeuStar all amounts properly due and owing for the Services and deliverables delivered since the date of last invoice.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Promptly upon termination or expiration, Senior Advisor shall return or dispose of all of NeuStar’s Confidential Information in accordance with this Agreement or any applicable SOW.
8. REPRESENTATIONS
Senior Advisor hereby covenants to the following representations:
     (a) Senior Advisor shall act solely as an independent contractor, not as an employee or agent of NeuStar.
     (b) The solicitation or receipt of any information, classified or unclassified, directly or indirectly, from the U.S. or any foreign Government or any U. S. state or municipal government in the course of performing this Agreement will be strictly in accordance with all laws and regulations pertaining to the protection, possession, acquisition, and use of such information or documents.
     (c) By executing this Agreement, Senior Advisor certifies that he has not been convicted of or pleaded guilty to a federal offense involving fraud, corruption, or moral turpitude and is not now listed by any federal or state agency as debarred, suspended, proposed for suspensions or debarment, or otherwise ineligible for federal or state procurement programs. Senior Advisor agrees to give prompt written notice to NeuStar in the event that, at any time during the term of this Agreement, the above certification is no longer accurate.
     (d) During the term of this Agreement, Senior Advisor will not enter into any activity, employment, or business arrangement that conflicts with NeuStar interests or Senior Advisor’s obligations under this Agreement. Senior Advisor shall advise NeuStar of Senior Advisor’s position with respect to any activity, employment, or business arrangement contemplated by Senior Advisor that may be relevant to this paragraph. For this purpose, Senior Advisor agrees to disclose any such plans to NeuStar prior to implementation.
9. TAXES
All amounts to be billed and paid by NeuStar hereunder are gross amounts. Senior Advisor shall be responsible for satisfying all reporting and payment obligations relating to FICA, federal and state income tax, unemployment compensation, withholding, and all other similar responsibilities. Senior Advisor agrees to indemnify and hold NeuStar harmless from any liability as a result of Senior Advisor’s failure to comply with this section. This section shall survive any termination or expiration of this Agreement.
10. ASSIGNMENT
Except for assignments by NeuStar to its affiliates, neither Party may assign this Agreement or delegate any obligations hereunder without the other Party’s prior written consent. Any attempted assignment or delegation in violation of this Agreement shall be void.
11. RELATIONSHIP
     (a) The Parties are separate and independent legal entities, and independent contractors as to each other. Nothing contained in this Agreement shall be deemed to constitute either Party an agent, representative, partner, joint venturer or employee of the other for any purpose. Neither Party has the authority to bind the other or to incur any liability on behalf of the other, nor to direct the employees of the other.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
     (b) Senior Advisor shall be solely responsible for all matters relating to employment including, without limitation, compliance with all applicable worker’s compensation, unemployment compensation, medical, dental and disability insurance, and social security laws and all withholding and all other federal, state, and local laws governing such matters. Except as expressly provided in the Letter Agreement, dated May 5, 2008, by and between Senior Advisor and NeuStar, Senior Advisor is not entitled to any medical coverage, life insurance, participation in any NeuStar savings plan, stock incentive plan or severance plan, or other benefits afforded to employees of NeuStar or NeuStar-affiliated companies.
12. NO THIRD-PARTY BENEFICIARIES
This Agreement shall not be deemed to create any rights in third parties, including end users, suppliers, licensors, licensees and customers of a Party, or to create any obligations of a Party to any such third parties, or to give any right to either Party to enforce this Agreement on behalf of a third party.
13. WAIVER & SEVERABILITY
Failure by either Party to enforce any term or condition of this Agreement will not be deemed a waiver of future enforcement of that or any other term or condition. If any term of this Agreement is held invalid or unenforceable for any reason, then the remainder of the provisions will continue in effect as if this Agreement had been executed with the invalid portion eliminated.
14. SURVIVAL
In addition to any provisions specifically identified as such hereunder, any provision that contemplates performance or observance subsequent to any termination or expiration of this Agreement (in whole or in part) shall survive any termination or expiration of the Agreement (in whole or in part, as applicable) and continue in full force and effect.
15. GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its principles of conflicts of laws.
16. CUMULATIVE REMEDIES
Except as otherwise expressly provided, all remedies provided for herein shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.
17. NOTICE
Any and all notices, communications and demands required or desired to be given hereunder by either Party shall be in writing and shall be validly given or made if served personally or by overnight delivery service or if deposited in the U.S. mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, service shall be conclusively deemed made on the same day (or if such day is not a business day, then the next business day); if by an overnight delivery service, on the next business day; and if by registered or certified mail, on the third business day after the day on which such notice was deposited in the U.S. mail. To be effective, any service hereunder shall be addressed as set forth below:

If to NeuStar:	If to Senior Advisor:
NeuStar, Inc.	Mark Foster

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

46000 Center Oak Plaza	[* * *]
Sterling, VA 20166
Attn: General Counsel
A Party may from time to time change its address or designee for notice purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.
18. AMENDMENT; CONFLICT
This Agreement shall not be modified except by a written amendment signed by the Parties. In the event of a conflict between this Agreement and a particular SOW, this Agreement shall govern.
In witness whereof, the Parties have executed this Agreement on the date(s) written below.

MARK FOSTER

/s/ Mark Foster		Date:	May 6, 2008

NEUSTAR, INC.

By:	/s/ Jeffrey A. Babka	Date:	5/5/08

Name: Jeffrey A. Babka
Title: Senior Vice President and Chief Financial Officer

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Attachment A
TO SENIOR ADVISOR SERVICES AGREEMENT
Scope of Work for SOW #1
Senior Advisor: Mark Foster
This Statement of Work (“SOW”) is entered into by and between NeuStar, Inc. (“NeuStar”) and Mark Foster (“Senior Advisor”) pursuant to the terms and conditions of the Senior Advisor Services Agreement (“Agreement”), dated May 5, 2008, by and between NeuStar and Senior Advisor. Terms used in this SOW that are not defined below or in the Agreement are defined in the context in which they are used and have the meanings there stated.
Estimated Length of Project:

Begin:	May 7, 2008
End:	N/A
Work Hours:
Minimum of 180 hours per calendar quarter
[* * *]
Rate of Pay:
$300 per hour plus reasonable expenses
[* * *]
All invoices from Senior Advisor shall be addressed as set forth below:
NeuStar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
Attn: Accounts Payable
Address of Senior Advisor:
Mark Foster
[* * *]
Description of Services:
Senior Advisor will [* * *]
Senior Advisor may [* * *]
Senior Advisor shall [* * *]
NeuStar Point of Contact (Hiring Manager):
Jeffrey E. Ganek, Chairman and Chief Executive Officer
NeuStar Division/Dep. Code:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Purchase Order # (Required for Payment):

AGREED TO AND ACCEPTED:

MARK FOSTER

/s/ Mark Foster		Date:	May 6, 2008

NEUSTAR, INC.

By:	/s/ Jeffrey A. Babka	Date:	5/5/08
Name:	Jeffrey A. Babka
Title:	Senior Vice President and Chief Financial Officer